N-CSR Item 19(b) - Exhibits: Certifications

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.§ 1350, the undersigned officers of Federated Hermes MDT Series on behalf of Federated Hermes MDT All Cap Core Fund, Federated Hermes MDT Balanced Fund, Federated Hermes MDT Large Cap Growth Fund, Federated Hermes MDT Small Cap Core Fund, Federated Hermes MDT Small Cap Growth Fund(the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s Report on Form N-CSR for the period ended January 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 25, 2025

/s/ J. Christopher Donahue

J. Christopher Donahue

Title: President, Principal Executive Officer

Dated: March 25, 2025

/s/ Jeremy D. Boughton

Jeremy D. Boughton

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.§ 1350 and is not being filed as part of the Report or as a separate disclosure document.